EXHIBIT 23.5

               [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER, LLP]

                                           November 8, 2002

Joseph Day, Jr.
Senior Vice President of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Re:      S-4 Registration Statement
         --------------------------

Dear Joe:

This will confirm that Kleinfeld, Kaplan and Becker, LLP hereby consents to the use of our name in Celgene's S-4 Registration Statement as experts in matters relating to the administration and enforcement of the Federal Food, Drug and Cosmetic Act and implementing regulations as they relate to the Celgene Corporation and its products.

                                           Very truly yours,

                                           KLEINFELD, KAPLAN and BECKER, LLP



                                           /s/ Thomas O. Henteleff
                                           -------------------------------------
                                           Thomas O. Henteleff



                                           /s/ Richard S. Morey
                                           -------------------------------------
                                           Richard S. Morey